Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

4 New York Plaza, 15th Floor New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel

JPMorgan Chase Bank

One Chase Manhattan Plaza, 25th Floor

New York, New York 10011

Tel: (212) 894-8940

(Name, address and telephone number of agent for service)

AMÉRICA MÓVIL, S.A. DE C.V.

RADIOMÓVIL DIPSA, S.A. DE C.V.

(Exact name of obligors as specified in their charters)

United Mexican States	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

Lago Alberto 366 Colonia Anáhuac México, D.F., México	11320
(Address of principal executive offices)	(Zip Code)

Floating Rate Senior Notes due 2007

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligors.

If an obligor is an affiliate of the trustee, describe each such affiliation.

None.

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Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the Restated Organization Certificate of the trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

2. A copy of the Certificate of Authority of the trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-laws of the trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

5. Not applicable.

6. The consent of the trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30 day of July, 2004.

JPMORGAN CHASE BANK

By:	/S/ KAREN FERRY

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Exhibit 7 to Form T-1

J. P. Morgan Trust Company, National Association

Statement of Condition

March 31, 2004

($000)
Assets
Cash and Due From Banks	$27,267
Securities	134,089
Loans and Leases	106,161
Premises and Fixed Assets	12,698
Intangible Assets	396,967
Goodwill	250,539
Other Assets	52,961

Total Assets	$980,682

Liabilities
Deposits	$116,957
Other Liabilities	103,967

Total Liabilities	220,924

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	57,571

Total Equity Capital	759,758

Total Liabilities and Equity Capital	$980,682